Exhibit 16(a)(ii)
CITIZENS BANCORP — SPECIAL MEETING VOTING PROXY
P.O. Box 30, Corvallis, Oregon 97339-0030
This Proxy is Solicited on Behalf of the Board of Directors
     The undersigned on this proxy, hereby appoints Rosetta C. Venell and Lark E. Wysham and each of them as Proxies, with full power of substitution, and hereby authorizes Ms. Venell and Ms. Wysham to represent and to vote, as designated below, all the shares of common stock of Citizens Bancorp, held of record by the undersigned on September ___, 2007, at the Special Meeting of Shareholders to be held on December 4, 2007 at 7:00 p.m. Pacific Time, in Corvallis, Oregon, or any adjournment of such Meeting.
     The Board of Directors Recommends a Vote FOR Each Proposal.
PROPOSAL ONE
     1. The Articles of Incorporation of Citizens Bancorp shall be amended to creating a new class of capital stock, “Series A Preferred Stock,” with terms, rights and preferences as more particularly set forth in the Notice of Special Meeting and Proxy Statement first mailed to the Company’s shareholders on or about November ___, 2007.
FOR ____                     AGAINST____                     ABSTAIN ____
PROPOSAL TWO
     2. The Articles of Incorporation of Citizens Bancorp shall be amended to provide for a stock reclassification and cash-out as more particularly set forth in the Notice of Special Meeting and Proxy Statement first mailed to the Company’s shareholders on or about November ___, 2007. Shareholders holding fewer than 2,500 shares of common stock will receive one share of Series A Preferred Stock for each share of common stock held by such shareholder. Shareholders with fewer than 250 shares of common stock will receive a cash payment of $23.50 per share.
FOR ____                     AGAINST____                     ABSTAIN ____
     This proxy confers authority to vote “For” and will be voted “For” the proposals listed unless authority is withheld is specified, in which case this proxy will be voted in accordance with the specifications so made. Management knows of no other matters that may properly be, or which are likely to be, brought before the Special Meeting. However, if any other matters are properly presented at the Special Meeting, this Proxy will be voted in accordance with the recommendations of management.
     Please sign EXACTLY as your name appears below. If shares are held by two or more persons, each must sign. Please supply your title if you are signing as an attorney, executor, trustee, guardian, corporate officer, or in some other representative capacity.

Signature

Signature

Date: , 2007
Please complete, date, sign, and promptly return this proxy in the enclosed envelope. Thank you.